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                                 EXHIBIT 19-2

                             EMPLOYMENT AGREEMENT



     THIS AGREEMENT between The Coastal Corporation, a Delaware corporation

(the "Corporation"), and ____________________ (the "Executive"), dated this

____________ day of ____________________.



                               WITNESSETH THAT:

     WHEREAS, the Corporation wishes to attract and retain well qualified executive and key personnel for ANR Pipeline Company (the "Employer") and to assure both itself and the Executive of continuity of management;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1.   Effective Date.  The "effective date of this Agreement" shall be

__________________________________.

     2.   Employment.  The Corporation hereby agrees to cause the Employer to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the employer, for the period commencing on the effective date of this Agreement and ending on the fifth anniversary of such date or the Executive's normal retirement date under the Employer's retirement plan now in effect (the "employment period"), whichever is earlier, to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the effective date of this Agreement,

which services shall be performed in the general metropolitan location where the Executive was employed immediately prior to the effective date of this

Agreement. The Executive agrees that during the employment period he shall devote his full time exclusively to his executive duties as in effect on the effective date of this Agreement and attributed to his executive position and title on such date and to perform such duties faithfully and efficiently.


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     3.   Compensation, Compensation Plans, Perquisites.

          During the employment period, the Executive shall be compensated as follows:

          (a) He shall receive an annual salary at a rate which is not less than his rate of annual salary immediately prior to the effective date of this Agreement, with increases from time to time thereafter, which are in accordance with the Employer's salary increase standards for management level employees.

          (b) He shall be eligible to participate on a reasonable basis in The Coastal Corporation Stock Option Plan and ANR Annual Management Incentive Plan and other incentive compensation plans provided by the Employer for executives with comparable duties in accordance with the Employer's regular practices.

          (c) He shall be entitled to receive employee benefits and perquisites which are comparable in the aggregate with those to which he was entitled immediately prior to the effective date of this Agreement after giving effect to his service since that date. Such benefits and perquisites include those listed on Exhibit A hereto. It is understood that particular changes may be made in the benefits program in an effort to merge the benefits of The Coastal Corporation and American Natural Resources Company. The parties agree that, if such changes are made, the Executive shall receive benefits which are, in the aggregate, the substantial economic equivalent of the benefits received immediately prior to the effective date of this Agreement as determined by an independent actuary.

     4.   Termination.  The term "termination" shall mean (a) termination by the Employer of the employment of the Executive with the Employer for any reason, other than death, disability or cause, or (b) termination as the result of any resignation of the Executive upon the occurrence of any of the following events:

          (a) A significant change in the Executive's title, duties, authorities or reporting responsibilities in effect immediately prior to the effective date of this Agreement.

          (b) A reduction in salary from that referred to in Section 3(a) or a termination of, or significant reduction in, employee benefits and perquisites referred to in Section 3(b) or
                 Section 3(c) as in effect on the effective date of this Agreement.

          (c) A move of the location of the Executive's office to a location outside of the general metropolitan area in which such office is located prior to the effective date of this Agreement.




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     The term "cause" means fraud, misappropriation or intentional material damage to the property or business of the Corporation or commission of a felony. The term "disability" shall mean an Executive's inability to perform the duties and responsibilities of his position by reason of any medically determinable physical or mental impairment which can be expected to be of long, continued or indefinite duration.

     5.   Termination Payments. In the event of a termination and subject to the provisions of Sections 6 and 7 of this Agreement, the Employer shall pay to the Executive and provide him with the following:

          (a) During the remainder of the employment period, the Employer shall continue to pay the Executive his salary on a monthly basis at the rate required by paragraph 3(a) and in effect immediately prior to the date of termination plus (1) salary increases from time to time thereafter, which are in accordance with the Employer's salary increase standards for management level employees and (2) bonuses and other incentive compensation from time to time thereafter, which are in accordance with the Employer's regular practices and which he would have received had he remained in the employ of the Employer for the remainder of the employment period; such bonuses and other incentive compensation shall be substantially equivalent to bonuses and other incentive compensation paid to executives remaining in the employ of the Corporation.

          (b) During the remainder of the employment period, the Executive shall continue to be treated as an employee under the provisions of the Employer's Plans referred to in paragraph 3(b). In addition, the Executive shall continue to be entitled to all benefits and service credits for benefits, programs and arrangements of the Employer referred to in paragraph 3(c) as if he were still employed during such period under this Agreement.

          (c) If, despite the provisions of paragraph (b) above, benefits or service credits under any employee benefit plan shall not be payable or provided under any such plan to the Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Employer, the Employer itself shall, to the extent necessary, pay or provide for payment of such benefits to the Executive, his dependents, beneficiaries and estate.

          (d) If, despite the provisions of paragraph (b) above, benefits or the right to accrue further benefits under any Plan referred to in paragraph 3(b) shall not be provided under any such Plans to the Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Employer, the Employer shall, to the extent necessary, provide, pay or provide for payment of such benefits to the Executive, his dependents, beneficiaries and estate.


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     6.   Non-Competitive and Confidentiality.  The Executive agrees that:

          (a) There shall be no obligation on the part of the Employer to provide any further payments or benefits (other than benefits or payments already earned or accrued) described in Section 5 if, during the employment period, the Executive shall be employed by or otherwise engaged or be interested (other than as a passive investor in a publicly owned entity) in any business which is in direct substantial competition with any business of the Corporation or any subsidiary or affiliate in which the Executive was actively engaged during his employment; and

          (b) During and after the employment period, he shall retain in confidence any confidential information known to him concerning the Corporation and its subsidiaries and their respective businesses so long as such information is not publicly disclosed.

     7.   No Obligation to Mitigate Damages. The Executive shall not be obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event affect any reduction of the

Employer's obligations to make the payments and arrangements required to be made under this Agreement.

     8.   Indemnification.  If litigation shall be brought to enforce or interpret any provision hereof by either party or any other person, the

Employer to the extent permitted by applicable law hereby agrees to indemnify the Executive for his reasonable attorney's fees and disbursements incurred in such litigation, and the Employer hereby agrees to pay prejudgment interest on any money judgment obtained by the Executive in such litigation calculated at the prime interest rate at the National Bank of

Detroit in effect from time to time from the date the payment should have been made to the Executive under this Agreement.

     9.   Notices.  Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Employer or, in the case of the Employer, at its principal executive offices.

     10.  Non-Alienation.  The Executive shall not have any right to pledge,

hypothecate, anticipate or in any way create a lien or security interest

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upon any amounts provided under this Agreement and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     11.  Governing Law.  The provisions of this Agreement shall be construed in accordance with the laws of the State of Michigan.

     12.  Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     13.  Successor to the Corporation or Employer. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Corporation, the Employer and any successor of the

Corporation or the Employer.

     14.  Severability. In the event that any provision or portion of this

Agreement shall be determined to be invalid or unenforceable for any reason in any jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect in such jurisdiction and any such invalid or unenforceable provision shall not be considered invalid or unenforceable in any other jurisdiction.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and,

pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.



                                       ________________________________
                                                    Executive



                                       THE COASTAL CORPORATION



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                                       By_______________________________
                                                  Its President


ATTEST:


____________________________
        Secretary

(SEAL)




















































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     The Employer hereby accepts and agrees to this Agreement and has caused these presents to be executed in its name and behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


ATTEST:                                __________________________COMPANY



_____________________________          BY ______________________________
  Secretary                                       Its Chairman
(SEAL)















































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                                  EXHIBIT A



ANR System Companies Employees' Retirement Plan
ANR System Companies Employees' Savings Plan
ANR System Companies Employee Stock Ownership Plan
ANR System Supplemental Death Benefit and Retirement Income Plan
ANR Long Term Disability Plan
ANR Life Insurance Plan
ANR Voluntary Accident Insurance
ANR Business Travel Accident Plan
ANR Surviving Spouse's Annuity Plan
ANR Health Insurance Plan (including major medical)
ANR Dental Plan
ANR Deferred Salary Plan
ANR Non-Qualified Retirement Plans
ANR Non-Qualified Savings Plan
ANR Split Dollar Insurance Plan
Country & Luncheon Club Memberships Plan
Financial Counselling Plan
Company Car Plan
Physical Examination (including diagnostic referral) Plan
ANR Deferred Salary Retirement Plan